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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference of our report dated March 1, 1996 (which report contains explanatory paragraphs regarding Hexcel Corporation's emergence from Chapter 11 bankruptcy, acquisition of the Ciba Composites Business, and a change in accounting for income taxes) appearing in this Annual Report on Form 10-K for the year ended December 31, 1995, in the following registration statements:

- -    33-439478 on Form S-8 regarding the 1988 Management Stock Program;

- -    333-1225 on Form S-8 regarding the Incentive Stock Plan.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Oakland, California
March 29, 1996